Exhibit 10.1
Annual Performance Bonus Plan Metrics for 2023

On February 8, 2023, the Compensation, Talent and Culture Committee of the Board of Directors of the Company approved the specific performance goals and business criteria to be used for purposes of determining any future cash awards for 2023 participants, including executive officers, under the Company’s Annual Performance Bonus Plan (formerly called the Annual Incentive Compensation Plan filed as Exhibit 10-R to our Annual Report on Form 10-K for the year ended December 31, 2022). The Corporate performance criteria and weightings to be used for 2023 under the plan include attaining specified levels of:

•Company Adjusted EBIT Margin (40%)

•Quality (30%)

•Global Electric Vehicle Retail Volume to Customers (20%)

•Connected Services Year-Over-Year Total Revenue Growth (10%)

Based on business performance results for 2023 against the targeted levels established for each metric, the Compensation, Talent and Culture Committee will determine the percentage of the target award that is earned, which could range between 0% and 200% depending on actual performance achieved relative to the target levels.